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                                                            Lease - EXHIBIT 10.5

                          SALEM BANK AND TRUST, N.A.
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TELEPHONE (540) 387-0223            P.O. Box 979            SALEM VIRGINIA 24153



December 29, 1997



Mr. William Bailey
7514 Deer Branch Drive, NW
Roanoke, VA 24019

Dear Bill:

Pursuant to the terms of the lease for the Hollins Office located at 7337 Williamson Road in Roanoke, please accept this letter as intent to renew the lease for an additional 5 year period commencing April 1, 1998 through March 31, 2003.

We understand the renewal rent increase is in the amount of 15%. The current rent is $2,500 and the new rent will be $2,875.

Please sign one (1) copy of this letter as an acknowledgement of our intent. If you have any questions, please feel free to call me.

Sincerely,



Gill R. Roseberry
Senior Vice President & Cashier

GRR/Ibw



__________________________
SIGNATURE

__________________________
DATE
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                               LEASE MEMORANDUM
                               ----------------


     THIS MEMORANDUM of a certain lease dated June 9, 1993, between WILLIAM D. BAILEY and ELIZABETH A. BAILEY, husband and wife, and D. MICHAEL BAILEY and DENISE M. BAILEY, husband and wife, Grantor, herein referred to as "Lessor" and SALEM BANK & TRUST, N.A., Grantee, herein referred to as "Lessee", concerning the following described premises, situate in Roanoke County, Virginia, to-wit:

                   7337 Williamson Road, Roanoke, Virginia;
                   Lots 5 and 6 and the western 15 feet
                   of lot 7, Sec. 1, R.E. Boxley Estate Map.

     FOR GOOD AND VALUABLE CONSIDERATION, Lessor leases the above described leased premises, together with all rights, improvements, and appurtenances thereto, to Lessee, and Lessee hires the same from Lessor for the term and under the conditions contained in the unrecorded lease dated June 9, 1993, which unrecorded lease is incorporated herein by reference.

     The term of the lease is to commence an April 1, 1993 and will end on March 31, 1998, subject to Lessee's option to extend the term for two (2) additional terms of five (5) years following the expiration of the original term. The lease contains an option to purchase.

     This memorandum is not a complete summary of the lease. Provisions in this memorandum shall not be used in interpreting the lease provisions. In the event of a conflict between this memorandum and the said unrecorded lease, the unrecorded lease shall control.

          WITNESS the following signatures and seals:


                                        ________________________________________
                                        William D. Bailey

                                        ________________________________________
                                        Elizabeth A. Bailey

                                        ________________________________________
                                        D. Michael Bailey

                                        ________________________________________
                                        Denise M. Bailey

                                        SALEM BANK & TRUST, N.A.

                                        ________________________________________
                                          Its Senior Vice President & Cashier

                                       1
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STATE OF VIRGINIA

County OF Roanoke
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     The foregoing instrument was acknowledged before me on July, 3, 1993, by
                                                            -------
William D. Bailey and Elizabeth A. Bailey, husband and wife.

     My commission expires September 30, 1997
                           ------------------

                                        ______________________________
                                        Notary Public


STATE OF VIRGINIA
County OF Roanoke
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          The foregoing instrument was acknowledged before me on July, 3, 1993,
                                                                 -------
by D. Michael Bailey and Denise M. Bailey, husband and wife.

     My commission expires September 30, 1997
                           ------------------

                                        ______________________________
                                        Notary Public


STATE OF VIRGINIA
City OF Salem
----    -----

     The foregoing instrument was acknowledged before me on 7/14 1993, by Gill
                                                            ----          ----
R. Roseberry, Senior Vice President & Cashier of Salem Bank & Trust, N.A.
------------  -------------------------------

     My commission expires 7/31/94
                           -------

                                        ______________________________
                                        Notary Public

                                       2
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                                   CONTRACT

Re: Lease-Purchase Agreement - 7337 Williamson Road, Roanoke County, Virginia

This contract is to set forth, in writing the primary terms for a proposed lease-purchase agreement of 7337 Williamson Road, Roanoke County, Virginia, to Salem Bank & Trust, N.A. (the "Bank"). As I believe you know, the Bank is required to obtain approval from the Office of the Comptroller of the Currency prior to opening and operating a branch of the Bank. It is our belief that the Bank's application will be favorably reviewed. This contract is subject to OCC approval within 120 days.

The following are specific terms upon which I would recommend approval of a subsequent lease to the Bank's Board of Directors.

                                   PREMISES

The building and land situate at 7337 Williamson Road, Roanoke, Virginia, formerly owned by Crestar Bank, and described as Lots 5 and 6, and the western 15 feet of Lot 7, Section 1, R. F. Boxley Estate Map, with the right of ingress and egress thereto.

Additionally, the Bank would have the right to install and maintain two or more contiguous lanes at its drive-up window, the right to construct a canopy conforming with the existing architecture over the second drive-up lane and the right and authority to operate an automatic teller machine.

                                     TERM

The term of the lease shall be for an initial period of five (5) years with the option to the Bank to renew the lease for two (2) additional five year terms.

                                    RENTAL

The rental to be paid by the bank during the initial five (5) year period shall be $150,000.00 payable in equal monthly installments of $2,500.00 each due and payable on the first day of each month during the lease term. Rent to start at time bank takes possession of property.

The Bank agrees to pay landlord $1,250.00 per month beginning February 1, 1993 and continuing monthly until such time as the Bank receives approval from the Office of the Comptroller of the Currency to open the branch. The Bank will receive credit back on this rental towards future rents.

Should the bank exercise its option to renew for one (1) additional five (5) year term, the total rent for the term shall increase 15%.

Should the bank exercise its option to renew for a second additional five (5) year term, the total rent shall increase 15%.

                               PERSONAL PROPERTY
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Included in the lease is all bank items, including, but not limited to, the vault door, front and back teller counter fixtures, drive-up window and deal drawer, night deposit and chest.

                                  MAINTENANCE

The Bank shall maintain in good working order the inner and outer shell of the leased building, including roofing, brick, mortar, electrical systems, heating systems, air conditioning and plumbing, windows, floors, inside walls, ceiling, carpets and wall coverings. Owner/Lessor shall deliver the premises in good working order at the inception of the lease.

                              TAXES AND UTILITIES

The Bank shall pay the real estate taxes and electricity, water and sewage that is metered to the leased building.

                                   INSURANCE

The Bank shall carry with an approved insurance carried licensed to operate in this state public liability insurance in the sum not less than $1,000,000.00. The Bank shall maintain hazard insurance on the premises in the amount of the appraised value of the improvements as determined by the lessee's insurance company.

                                 IMPROVEMENTS

The Bank shall have the right to make improvements to the premises subject to the approval of the landlord, which approval shall not be unreasonable withheld.

Additional capital improvements shall also become the Bank's responsibility to maintain. These improvements will be considered as a credit toward the purchase of the property should the Bank exercise its option to purchase.

                              OPTION TO PURCHASE

The Bank shall have an option to purchase which may be exercised at anytime during the fifteenth year of the lease term for a purchase price to be determined by the average of two appraisals. In no case, however, shall such purchase price exceed $395,000.00 or be less than $295,000.00. The landlord shall give, to the Bank, six months prior to the beginning of the fifteenth year of the lease term, a written notice of its option rights hereunder.
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                                    SIGNAGE

The Bank may install such signage as is allowed under the ordinances of Roanoke County, of course, the forgoing merely sets forth the primary provisions of a proposed lease and, the lease itself, would be significantly more detailed than the foregoing.

If this contract adequately sets forth our discussions, I would ask that you sign a copy and return to me on or before January 29, 1993. Upon receipt, I will direct the Bank's attorney to prepare a draft lease agreement for your review.


                                                SALEM BANK & TRUST, N.A.

                                                By______________________________
                                                  Clark Owen, Jr., President

                                                Date:  1-22, 1993
                                                       ----    --

ACCEPTED:


___________________________________
William D. Bailey


___________________________________
Elizabeth A. Bailey


___________________________________
D. Michael Bailey


___________________________________
Denise M. Bailey

Date: 1-23, 1993
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